[UNIVERSAL EXPRESS LOGO]






INVESTOR RELATIONS CONTACT:
David K. Waldman/Jody Burfening
Lippert Heilshorn & Associates
(212) 838-3777

                      UNIVERSAL EXPRESS ACQUIRES BAGS TO GO

NEW YORK - DECEMBER 29, 2003 - UNIVERSAL EXPRESS, INC. (OTCBB:USXP) announced today the successful acquisition of Bags To Go, Inc., a diversified logistics provider operating in South Florida, for an initial $360,000, with maximum payments of $7 million in cash and stock, based on Bags to Go achieving preset performance benchmarks over the next five years.

Bags To Go provides check-in services for luggage and passengers at the Fort Lauderdale/Hollywood International airport to disembarking cruise line passengers from nearby Port Everglades and Dodge Island in Miami. Bags To Go also holds a number of other, service-related contracts at the airport, as well as providing lost luggage delivery services for major airlines. The company will soon begin on-site storage for luggage at Fort Lauderdale airport. This service is expected to be well received by airport passengers, especially those disembarking from cruises.

"It is with great pleasure that we welcome Bags To Go as an integral part of the Universal Express family," stated Richard A. Altomare, president and chief executive officer of Universal Express. "This successful and profitable company has successfully moved over 3 millions bags and passengers through the airport. Their experienced operational procedures and personnel greatly compliment our overall operating luggage logistics function as currently operated through our Luggage Express and Virtual Bellhop divisions."

"This acquisition by Universal Express and the opportunities it provides for us to expand our business nationwide is most welcomed and has been greatly anticipated by us. Given Universal Express' Luggage Express and Virtual Bellhop divisions--and now our company, Bags To Go--fantastic alternatives are provided to solve the inconvenience and hassle for the traveler. With our services added to Universal's current mix, there now exists a more complete spectrum of choices for today's traveler. Further, since the initial letter of intent in September of this year, Bags To Go has added additional, profitable contracts. The on-site storage service will be of great convenience to the traveling public and we hope that it will become a model nationwide," said Keith Wiater, President of Bags To Go.

"Bags to Go's experience in dealing with the intricacies of security concerns by the Transportation Security Administration and the logistical concerns of airport operations strengthens our existing luggage delivery business. With this expansion, our mission to provide creative and unique alternatives for the transportation of luggage in today's market is enhanced immeasurably," said Cecilia Vesnesky, Director of Luggage Express.

ABOUT UNIVERSAL EXPRESS

Universal Express, Inc. owns and operates several subsidiaries including Universal Express Capital Corp. (USXP Cash Express Division), Universal Express Logistics (Luggage Express and the Virtual Bellhop, LLC), the WorldPost Network
- private postal network, and SCI, our industry insurance company. These subsidiaries and divisions provide the private postal industry, customers, and couriers with value-added services and products, logistical services, equipment leasing, and cost-effective delivery of goods worldwide. For more information visit WWW.USXP.COM

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS CONTAINED HEREIN, WHICH ARE NOT HISTORICAL, ARE FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN THE FORWARD-LOOKING STATEMENTS INCLUDING, BUT NOT LIMITED TO, CERTAIN DELAYS BEYOND THE COMPANY'S CONTROL WITH RESPECT TO MARKET ACCEPTANCE OF NEW TECHNOLOGIES, PRODUCTS AND SERVICES, DELAYS IN TESTING AND EVALUATION OF PRODUCTS AND SERVICES, AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                      # # #